EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report on Form 10-K (the “Report”) of Kingsway Financial Services, Inc. (the “Company”) for the year ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof, I, Larry G. Swets, Jr., the Chief Executive Officer and Principal Executive Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best my knowledge and belief:
(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Kingsway Financial Services Inc.

Date: March 30, 2012
By /s/ Larry G. Swets, Jr.
Larry G. Swets, Jr., President and Chief Executive Officer
(Principal Executive Officer)